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                              EMPLOYMENT AGREEMENT

                                    Recitals

This agreement is entered into between Charles M. Brennan III (the "Employee") and MYR Group Inc. (the "Company") as of January 1, 1997 whereby the Employee is employed by the Company as its Chairman and Chief Executive Officer.

                                   Covenants

I.   Employment and Duties.

     A. Employment. The Company hereby employs Employee as Chairman and Chief Executive Officer of the Company, and the Employee hereby accepts such employment, all on the terms and subject to the conditions set forth in the Agreement. The Employee hereby agrees to perform in good faith and to the best of the Employee's ability all services which may be required of the Employee hereunder and which are consistent with services which are typically performed by like officers of like corporations.

     B. Commitment of Time. Nothing in this Agreement shall preclude the Employee from devoting a reasonable period of time required for serving as a director or member of an advisory committee of any organization involving no conflict of interest with the interests of the Company and from managing his personal investments.

II. Term of Employment. Subject to Section 5 hereof, the term of this Agreement shall be one year commencing January 1, 1997 and ending December 31, 1997 and shall renew automatically for successive one year terms unless written notice is delivered by the party not intending to renew the Agreement to the other Party not later than October 31 of the year prior to renewal or unless the Agreement is terminated in accordance with
     Section 5.

III. Compensation.

     A. Base Compensation. As base compensation for the Employee's services hereunder during the term of this Agreement, the Company shall pay the Employee a salary at the minimum rate of $312,500 per year, in accordance with the Company's regular payroll practices for salaried employees.

     B. Incentive Compensation. In addition to the base compensation to be paid to the Employee during the term of this Agreement, the Employee shall be entitled to receive incentive compensation as follows:

          1. The Employee shall be entitled to receive an annual incentive ("Completed Year Incentive") to the extent provided in the Company's short-term incentive plan as such plan may exist from time to time (the "Incentive Plan").

          2. The Employee shall be entitled also to receive an annual bonus on December 31 of each such year in an amount equal to the principal and interest due annually pursuant to the Employee's promissory note held by the Company on the date of this Agreement until such time as the note has been repaid.

     C. Withholding Taxes. The Company shall deduct and withhold from the compensation payable to the Employee during the term of this Agreement, any and all applicable taxes or other required withholdings.

     D. Other Benefits. During the term of this Agreement, the Employee shall be entitled to receive all other benefits of employment (including but not limited to group health, accident and life insurance) that are generally available to other senior executive employees of Company.



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     E.   Certain Additional Payments.  In the event that any of the provisions of Sections 3.1, 3.2 or 5.4 hereof result in the receipt of the Employee of a "parachute payment" (as defined in Section 280G of the Internal Revenue Code of 1986, as amended (the "Code")) because of a change in the ownership or effective control of the Company or a change in the ownership of a substantial portion of the assets of the Company (as such terms are defined in Section 280G (b) (2) (A) of the Code) which occurs during the term of this Agreement, then in such event the Company shall make an additional payment to the Employee in an amount in cash such that the amount of the after-tax proceeds of the Employee from the payments provided for in Sections 3.1, 3.2 and
          5.4 and the payment provided for in this Section 3.5, taking into account federal and state income and excise taxes, is equal to the amount of the after-tax proceeds the Employee would have received from the payment provided for in Sections 3.1, 3.2 and 5.4, taking into account Federal and state income taxes, had the payments provided in Sections 3.1, 3.2 and 5.4 not resulted in the receipt by the Employee of a parachute payment. The Employee agrees to give the Company prompt written notice of any claim by the Internal Revenue Service that any payments made pursuant to the provisions of Sections 3.1, 3.2 and 5.4 hereof result in the receipt by the Employee of a "parachute payment". In such event the Company shall have the right to assume and control the defense of any such claim with counsel of its own selection. The Employee agrees to cooperate with the Company in connection with any defense of such claim.

IV.  Restrictive Covenants.

     A. Use and Disclosure of Confidential Information; Agreement not to Compete.

          1. The Employee agrees that he will not, except for the sole benefit of or with the written consent of the Company:

               a. during and after the term of his employment thereunder, use or disclose any of the confidential information (defined as information or data not known generally outside of the Company concerning its business, or the business of its subsidiaries or affiliates, including, but not limited to all technical information, customer information, such as customer lists, pricing information, business plans, or market strategies) to any person, firm or corporation for any purpose whatsoever for so long as and to the extent that such information has not become generally known to or available for use by the public other than by any act or omission of the Employee; or

               b. during the term of employment hereunder and thereafter for a period of two years after the expiration or any termination of this Agreement directly or indirectly engage, anywhere in the United States in any business which would be competitive with the business conducted by the Company on the date of such expiration or termination, or acquire or retain any financial interest in any business which is so engaged, provided, however, that the Employee shall not be prohibited from acquiring up to 2% in value of any class of outstanding debt or equity securities of any corporation if such securities are publicly traded in an established securities market.

          2. If any provision of this section 4.1, as applied to any party or to any circumstances, is adjudged by a court to be invalid or unenforceable, the same will in no way affect any of this Section or other part of this Agreement, the application of such provision in any other circumstances or the validity or enforceability of this Agreement. If any such provision, or any part hereof, is held to be unenforceable because of the duration of such provision or the area covered thereby, the parties agree that the court making such determination will have the power to reduce the duration and/or area of such provision, and/or to delete specific works or phrases, and in its reduced form such provision will then be enforceable and will be enforced. Upon breach of any provision of this Section 4.1, the Company will be entitled to injunctive relief, since the remedy at law would be inadequate and insufficient. In addition, the Company will be entitled to such damages as it can show it has sustained by reason of such breach.


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     B.   Survival of Restrictive Covenants.  The provisions of Section
          4.1 of this Agreement shall survive the expiration or any termination of this Agreement.

V.   Termination of Employment.

     A.   Termination in the Event of Disability or Death.  The
          Employee's employment under this Agreement shall terminate in the event of his disability or death. In the event of such termination, the Company shall (a) pay to the employee or to the estate of the Employee, as the case may be, an amount equal to the Employee's annual salary in effect at the date of the termination of his employment plus an incentive equivalent equal to 55% of such amount;
          (b) pay to the Employee or his estate, as the case may be, an amount equal to the Completed Year Incentive for the year prior to the year in which the termination of employment occurs if such termination occurs on or after January 1 and prior to the date upon which annual incentives are paid for the prior year; (c) pay to the Employee or to his estate, as the case may be an amount equal to the Partial Year Incentive (as hereinafter defined) for the year in which termination of employment occurs; (d) immediately fully vest any and all shares of restricted stock or stock options previously granted to the Employee under the Company's Stock Option and Restricted Stock Plans; and (e) immediately forgive all remaining unpaid principal and interest due the Company under the promissory note referenced in
          Section 3.2.2.

          1. For purposes of determining the amount of the Completed Year Incentive under 5.1.(b) above for the year prior to the year during which the termination of employment occurs, the amount of the payment (if any) shall be the amount of the Completed Year Incentive calculated in accordance with the terms of the Incentive Plan.

          2.   For purposes of determining the amount of Partial
               Year Incentive under 5.1.(c) above, the Company shall calculate the amount of the Completed Year Incentive which the Employee would have been entitled to receive under Section 3.2.1 as if the Company had achieved 100% of the target performance provided for in its business plan, multiplied by a fraction, the numerator of which is equal to the number of days that the Employee was employed during the year through the date of termination of employment and the denominator of which is 365

          3. For purposes of this Agreement, the term "Disability" shall mean the Employee's inability to substantially perform the services required of the Employee hereunder for a period in excess of 180 consecutive days or 180 days during any 270-day period.

     B. Termination by the Company for Good Cause. The Company shall have the right to terminate the Employee's employment under this Agreement for Good Cause. In the event of such termination the Company shall have no further liability to the Employee under this Agreement except for the obligation to pay to the Employee, within 30 days after the effective date of the termination, his base compensation accrued but unpaid as of the date of such termination and such other obligations as may be imposed upon the Company as a matter of law. For purposes of this Agreement, the term "Good Cause" shall mean (i) the Employee's commission of a felony, (ii) the Employee's material breach of any of his obligations or duties, including the Employee's willful failure to substantially perform his duties as provided for in this Agreement (other than as a result of his incapacity due to illness or injury), (iii) the Employee's commission of a willful act, such as embezzlement, against the Company intended to enrich the Employee at the expense of the Company, or (iv) the Employee willfully furnishing materially false information to the board of directors of the Company, or the willful omission to furnish material information to the board of directors of the Company, in connection with a matter which the board of directors is considering. No termination for Good Cause may be effected under clause (ii) of the preceding sentence unless (a) the Company shall have given written notice to the Employee specifying with particularity the basis for the Company's decision to terminate the Employee's employment, and (b) the Employee shall have failed to cease or correct the performance (or nonperformance) which forms the basis for the Company's decision within 30 days following the date of the Company's written notice.


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     C.   Termination for other than Good Cause or Termination for
          Non-Renewal of the Agreement by the Company. If the Company terminates Employee's employment for other than Good Cause or does not renew the Agreement on any anniversary date, the Company shall
          (a) pay to the Employee an amount equal to one and one-half times the Employee's annual salary in effect at the date of the termination of his employment plus an incentive equivalent equal to 55% of such amount; (b) pay to the Employee an amount equal to the Completed Year Incentive for the year prior to the year in which the termination of employment occurs if such termination occurs on or after January 1 and prior to the date upon which annual incentives are paid for the prior year, calculated in accordance with the provisions of Section
          5.1.1 above; (c) pay to the Employee an amount equal to the Partial Year Incentive for the year in which termination of employment occurs calculated in accordance with the provisions of Section 5.1.2 above;
          (d) immediately fully vest any and all shares of restricted stock or stock options previously granted to the Employee under the Company's Stock Option and Restricted Stock Plans; and (e) immediately forgive all remaining unpaid principal and interest due the Company under the promissory note referenced in Section 3.2.2.

     D. Termination by the Company or Termination for Good Reason by the Employee Following a Change of Control. In the event of a Change of Control of the Company, the provisions of this section 5.4 shall apply notwithstanding any other provisions of the Agreement to the contrary. For purposes of this Agreement Change of Control shall be defined as the occurrence of any of the following events:

               (a) There is a report filed on Schedule 13D (or any successor schedule, form or report) as promulgated pursuant to the Exchange Act, disclosing that any person (as the term "person" is used in Section 13(d) (3) of the Exchange Act, other than the Employee, has become the beneficial owner (as the term "beneficial owner" is defined under Rule 13d-3 or any successor rule or regulation promulgated under the Exchange Act) of 20% or more of the issued and outstanding shares of voting securities of the Company; or

               (b) There is a report filed on Schedule 14D-1 (or any successor schedule, form or report) as promulgated pursuant to the Exchange Act disclosing that any person (as the term "person" is used in Section 14(d) (2) of the Exchange Act) has or intends to become the beneficial owner (as the term "beneficial owner" is defined under Rule 13d-3 or any successor rule or regulation promulgated under the Exchange Act) of 20% or more of the issued and outstanding shares of voting securities of the Company; or

               (c) During any period of two consecutive years, individuals who at the beginning of such period constitute directors of the Company cease for any reason to constitute at least a majority of the Board of Directors thereof. For purposes of this subsection (c) any new director whose election, or whose nomination for election by the Company's stockholders, was approved by a vote of at least two-thirds of the directors of the Company then still in office who were directors of the Company at the beginning of any such period (including those directors deemed to be such pursuant to this sentence) shall be deemed to be a director of the Company as of the beginning of such period.

          1. The Employee shall have the right to terminate his employment under this Agreement for Good Reason. For purposes of this Agreement, the term "Good Reason" shall mean any of the following which occur without the consent of or at the direction of the Employee: (i) any significant change in the nature of Employee's principal duties without his consent, or any diminution in the Employee's status or responsibilities, (ii) any change in reporting relationships under which the Employee would cease to report directly to a board of directors elected by public stockholders, (iii) any decrease in the Employee's salary below the level provided for by the terms of Section 3.1 (or such level to which his salary may be increased from time to time in accordance with Section 3.1), any change in the Incentive Plan which has the effect of reducing the amount of any of the incentive awards which the Employee would otherwise receive under Sections 3.2.1 and 3.2.2 or any failure by the Company to provide the Employee with the compensation otherwise provided for in Sections 3.1 through 3.5 hereof, (iv) the Company's failure to obtain the agreement of a successor entity to assume the obligations under this Agreement as required by
               Section 6.1 hereof, or (v) the Company's requiring the Employee to be based in any location which would materially increase the Employee's commuting time. For purposes of clause (ii) of the preceding

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               sentence, the Company shall be deemed to have public
               shareholders only if the Company's common stock is traded on a national securities exchange or quoted on the NASDAQ inter-dealer quotation system. No termination for Good Reason may be effected under clause (ii) of the first sentence of this section 5.4.1 unless the Employee has first offered to the Company to render such continued services, for a period which shall not extend beyond the six-month anniversary of the change described in such clause (ii) , as the board of directors deems reasonably necessary to assist in an orderly transition of the Company's management following such change. In the event the Company accepts such offer, the effective date of the termination shall be deemed to be the date on which the Employee ceases to render such additional services.

     E. In the event the Employee terminates his employment under this Agreement for Good Reason or in the event the Company terminates his employment under this Agreement within two years following a Change of Control the Company shall immediately (a) pay to the employee an amount equal to two times the Employee's annual salary in effect at the date of the termination of his employment plus an incentive equivalent equal to 55% of such amount; (b) pay to the Employee an amount equal to the Completed Year Incentive for the year prior to the year in which the termination of employment occurs if such termination occurs on or after January 1 and prior to the date upon which annual incentives are paid for the prior year, calculated in accordance with the provisions of Section 5.1.1 above; (c) pay to the Employee an amount equal to the Partial Year Incentive for the year in which termination of employment occurs calculated in accordance with the provisions of Section 5.1.2 above; (d) immediately fully vest any and all shares of restricted stock or stock options previously granted to the Employee under the Company's Stock Option and Restricted Stock Plans; and (e) immediately forgive all remaining unpaid principal and interest due the Company under the promissory note referenced in Section 3.2.2.

VI.  Miscellaneous Other Benefits.

     A. Successors. The Company agrees to require any successor to all or substantially all of the business or assets of the Company and its subsidiaries to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place, except that no such express agreement shall be required where such successor succeeds to the obligations of the Company hereunder by operation by law.

     B. Binding Effect. This Agreement shall insure to the benefit of and be enforceable by the Employee's personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees.

     C. Amendment and Modifications. The parties hereto may amend, modify and supplement this Agreement in such manner as may be agreed upon by them in writing.

     D. Entire Agreement. This Agreement contains the entire agreement of the parties hereto with respect to the employment of the Employee by the Company and supersedes all prior understandings and agreements of the parties with respect to the employment of the Employee by the Company and supersedes all prior understandings and agreements of the parties with respect to the subject matter hereof.

     E. Severability. The provisions of this Agreement shall be deemed severable, and the invalidity, unenforceability or illegality of any provision of this Agreement shall not in any way affect or impair the validity, enforceability or legality of the other provisions hereof.

     F. Governing law. This Agreement shall be governed by and construed in accordance with the laws of the Sate of Illinois applicable to contracts made and to be performed in that state.

     G. Headings. The descriptive headings in this Agreement are inserted for convenience only and do not constitute a part of this Agreement.


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     H.   Execution in Counterpart.  This Agreement may be executed in any number of counter parts, each of which shall be deemed an original.

     I. Legal Fees. In the event the Employee incurs legal fees and expenses in seeking to obtain any benefit under this Agreement and it is ultimately determined by a court of competent jurisdiction that the Employee is entitled to receive all or any part of such benefit, then the Company shall pay to the Employee the amount of reasonable legal fees and expenses up to so incurred by him.

     J. Notices. Any and all notices, demands or other communications required or desired to be given hereunder by any party shall be in writing and shall be validly given or made to another party if given by personal delivery, telex, facsimile, telegram or if deposited in the United States mail, certified or registered, postage prepaid, return receipt requested is to be given as hereinafter set forth:

          If to the Company:
                           MYR Group Inc.
                           Three Continental Towers
                           1701 West Golf Road, Suite 1012
                           Rolling Meadows, Illinois  60008-4007

          If to the Employee:
                           Charles M. Brennan III
                           15275 Little St. Mary's Road
                           Mettawa, Illinois  60048

Any party hereto may change its address for the purpose of receiving notices, demands and other communications as herein provided by a written notice given in the manner aforesaid to the other party or parties hereto.

     IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the date first above written.

                                      MYR GROUP INC.

                                      By:  /s/ Byron D. Nelson
                                          ----------------------------
                                      Its: Senior Vice President
                                           ---------------------------
                                      EMPLOYEE

                                         /s/ Charles M. Brennan III
                                      --------------------------------
                                            Charles M. Brennan III


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